SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                                                              Date of Report (Date of earliest event reported)                           February 24, 2010

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada		63-1205304
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
(Address of principal executive offices)

760-804-8844
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in CoConnect, Inc.’s (the “Company”) Form 8-K filed on February 17, 2010 with the United States Securities and Exchange Commission, certain convertible promissory notes (the “Notes”) issued to several noteholders (the “Noteholders”) in the total principal amount of $84,057 went into default due to nonpayment. Following default, the Company received demands from the Noteholders for the repayment of all principal and interest due thereunder. Considering the current financial condition of the Company, including the unavailability of adequate cash or assets to resolve the amounts due and payable under the Notes, the Company believes the default under the Notes may have a material adverse effect on the Company’s financial stability and its ability to continue as a going concern.

On February 24, 2010, following discussions with the Noteholders, the Noteholders agreed to waive the default and payment of all principal and interest due and payable under the Notes. Pursuant to the terms of such waiver, (i) the default interest rate under the Notes was to remain in effect and accrue until full repayment of the Notes, and (ii) the maturity date of the Notes was extended to March 10, 2010. The Company is currently using its best efforts to explore options available related to the repayment and/or retirement of the Notes.

Dated:   February 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COCONNECT, INC. /s/ Brad Bingham, Esq.

By:	Brad Bingham, Esq.
Its:	Interim Chief Executive Officer